UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2023

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 11, 2023, 180 Life Sciences Corp. (the “Company”, “we” or “us”) received written notice (the “Notification Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the shareholder approval requirements set forth in Nasdaq Listing Rule 5635(d), which require prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)(1)(A)).

The Staff’s determination under Listing Rule 5635(d) relates to the offering and issuance by the Company (the “Offering”) of an aggregate of: (i) 666,925 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), at a price of $0.65 per share, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,948,460 shares of Common Stock, at a price of $0.6499 per Pre-Funded Warrant and (iii) warrants (the “Common Warrants”) to purchase up to 4,615,385 shares of Common Stock. The offering price per Share and associated Common Warrant was $0.65 and the offering price per Pre-Funded Warrant and associated Common Warrant was $0.6499. The Offering was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2023.

The Staff determined that the Offering was not a “public offering” for the purposes of Nasdaq’s shareholder approval rules due to the type of offering, a best efforts offering pursuant to a placement agency agreement, and the fact that one investor purchased 98% of the Offering. As a result, because the Offering represented greater than 20% of the Common Stock outstanding and was priced below the Minimum Price, the Staff determined that the Company was required to obtain prior shareholder approval under Listing Rule 5635(d).

The Notification Letter does not impact the Company’s listing of its common stock on the Nasdaq Capital Market at this time. The Notification Letter states that the Company has 45 days to submit a plan to regain compliance. If the plan is accepted, Nasdaq may grant the Company an extension of 180 calendar days from the date of the Notification Letter to evidence compliance.

The Company intends to submit, within the requisite period, a plan to regain compliance under the Nasdaq Listing Rules. There can be no assurance that Nasdaq will accept the Company’s plan or that the Company will be able to regain compliance with the applicable listing requirements.

The Company, by filing this Form 8-K, discloses its receipt of the notification from Nasdaq in accordance with Listing Rule 5810(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: October 13, 2023	By:	/s/ James N. Woody, M.D., Ph.D.
James N. Woody, M.D., Ph.D.
Chief Executive Officer

2